                                                           Exhibit No. EX-99.h.1

                                    FORM OF
                     FUND ADMINISTRATION SERVICING AGREEMENT

     THIS AGREEMENT is made and entered into as of the ___ day of August,  2008, by and between Genworth  Variable  Insurance  Trust, a Delaware  statutory trust
(the "Trust") and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS").

     WHEREAS,  the Trust is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management  investment company,  and is authorized to issue shares of beneficial  interest in separate  series,  with each such series  representing  interests in a separate  portfolio of securities and other assets;

     WHEREAS,  USBFS is, among other things,  in the business of providing  fund administration services for the benefit of its customers; and

     WHEREAS,  the Trust desires to retain USBFS to provide fund  administration services to each series of the Trust listed on Exhibit A hereto (as amended from time to time) (each a "Fund" and collectively, the "Funds").

     NOW,  THEREFORE,  in  consideration  of the promises  and mutual  covenants herein  contained,  and other good and  valuable  consideration,  the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.   Appointment of USBFS as Administrator

     The Trust hereby appoints USBFS as  administrator of the Trust on the terms and conditions set forth in this  Agreement,  and USBFS hereby accepts such appointment and agrees to perform the services and duties set forth in this
     Agreement.  The  services  and duties of USBFS  shall be  confined to those matters expressly set forth herein, and no implied duties are assumed by or may be asserted against USBFS hereunder.

2.   Services and Duties of USBFS

     USBFS shall provide the following administration services to the Fund:

     A.   General Fund Management:

          (1)  Act as liaison among Fund service providers

          (2)  Supply:

               a.   Corporate secretarial services.

               b.   Office   facilities   (which  may  be  in   USBFS',   or  an
                    affiliate's, own offices).

               c.   Non-investment-related  statistical  and  research  data  as needed.

          (3)  Coordinate  the Trust's Board of Trustees (the "Board of Trustees
               " or the "Trustees") communications, such as:

               a.   Prepare meeting agendas and resolutions, with the assistance of Fund counsel.

               b.   Prepare reports for the Board of Trustees based on financial and administrative data.

               c.   Evaluate independent auditor.

               d.   Secure and monitor  fidelity  bond and  director and officer liability  coverage,  and make the necessary  Securities and
                    Exchange Commission (the "SEC") filings relating thereto.

               e.   Prepare  minutes of meetings  of the Board of  Trustees  and
                    Fund shareholders.

               f.   Recommend dividend declarations to the Board of Trustees and
                    prepare  and  distribute  to  appropriate   parties  notices
                    announcing  declaration of dividends and other distributions to shareholders.

               g.   Attend Board of Trustees  meetings and present materials for
                    Trustees' review at such meetings.

          (4)  Audits:

               a.   Prepare   appropriate   schedules  and  assist   independent
                    auditors.

               b.   Provide information to the SEC and facilitate audit process.

               c.   Provide office facilities.

          (5)  Assist in overall operations of the Fund.

          (6)  Pay Fund expenses upon written authorization from the Trust.

          (7)  Keep the Trust's  governing  documents,  including  its  charter, bylaws and minute  books,  but only to the extent such  documents are  provided  to USBFS by the Trust or its  representatives  for safe keeping.

          (8)  Update trustee questionnaires.

          (9)  Prepare compliance calendar and/or manual.

          (10) Monitor timely contract renewal and procedures review.

          (11) Edgarization.

          (12) Monitoring of expense caps and  reimbursements and calculation of advisory fee.

     B.   Compliance:

          (1)  Regulatory Compliance:

               a.   Monitor   compliance   with  the   1940  Act   requirements,
                    including:

                    (i)  Asset diversification tests.

                    (ii) Total return and SEC yield calculations.

                    (iii) Maintenance of books and records under Rule 31a-3.

               b.   Monitor Funds'  compliance  with the policies and investment
                    limitations  as  set  forth  the  Trust's   prospectus  (the
                    "Prospectus")  and statement of additional  information (the
                    "SAI").

               c.   Perform  its  duties   hereunder  in  compliance   with  all
                    applicable    laws   and   regulations   and   provide   any
                    sub-certifications  reasonably  requested  by the  Trust  in connection  with any  certification  required  of the  Trust pursuant to the  Sarbanes-Oxley  Act of 2002 (the "SOX" Act)
                    or  any  rules  or   regulations   promulgated  by  the  SEC
                    thereunder,  provided the same shall not be deemed to change
                    USBFS' standard of care as set forth herein.

               d.   Monitor  applicable   regulatory  and  operational   service
                    issues, and update Board of Trustees periodically.

               e.   In order to assist the Trust in satisfying the  requirements of Rule 38a-1  under the 1940 Act (the  "Rule"),  USBFS will provide the Trust's Chief Compliance Officer with reasonable access to  USBFS'  personnel  and  records  relating  to the services  provided  by it  under  this  Agreement,  and will
                    provide   quarterly    compliance    reports   and   related
                    certifications  regarding any Material Compliance Matter (as defined in the Rule)  involving  USBFS that  affect or could affect the Trust.

          (2)  Blue Sky Compliance:

               a.   Prepare  and file  with  the  appropriate  state  securities authorities any and all required compliance filings relating to the  qualification of the securities of the Fund so as to enable the Fund to make a continuous  offering of its shares in all states.

               b.   Monitor status and maintain registrations in each state.

               c.   Provide  updates  regarding  material  developments in state securities regulation.

          (3)  SEC Registration and Reporting:

               a.   Assist Fund counsel in annual update of the  Prospectus  and
                    SAI and in preparation of proxy statements as needed.

               b.   Prepare and file annual and semiannual  shareholder reports,
                    Form N-SAR,  Form N-CSR, and Form N-Q filings and Rule 24f-2 notices.  As requested  by the Trust,  prepare and file Form
                    N-PX filings.

               c.   Coordinate the printing,  filing and mailing of Prospectuses and  shareholder  reports,  and amendments  and  supplements thereto.

               d.   File fidelity bond under Rule 17g-1.

               e.   Monitor sales of Fund shares and ensure that such shares are properly  registered or qualified,  as applicable,  with the
                    SEC and the appropriate state authorities.

          (4)  IRS Compliance:

               a.   Monitor the Trust's status as a regulated investment company under  Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"),  including without limitation,  review of the following:

                    (i)  Asset diversification requirements.

                    (ii) Qualifying income requirements.

                    (iii) Distribution requirements.

               b.   Monitor the Trust's compliance with Section 817 of the Code.

               c.   Calculate  required  distributions   (including  excise  tax
                    distributions).

     C.   Financial Reporting:

          (1)  Provide financial data required by the Prospectus and SAI.

          (2)  Prepare  financial  reports  for  officers,   shareholders,   tax
               authorities,   performance  reporting  companies,  the  Board  of
               Trustees, the SEC, and independent accountants.

          (3)  Supervise  the  Fund's  custodian  and  fund  accountants  in the maintenance of the Fund's  general ledger and in the  preparation of  the  Fund's  financial  statements,  including  oversight  of expense  accruals and payments,  the  determination  of net asset value and the  declaration  and  payment of  dividends  and other distributions to shareholders.

          (4)  Compute the yield,  total  return,  expense  ratio and  portfolio turnover rate of each class of the Fund.

          (5)  Monitor the expense accruals and notify the Trust's management of any proposed adjustments.

          (6)  Prepare  monthly  financial  statements,  which include,  without limitation, the following items:

               a.   Schedule of Investments.

               b.   Statement of Assets and Liabilities.

               c.   Statement of Operations.

               d.   Statement of Changes in Net Assets.

               e.   Cash Statement.

               f.   Schedule of Capital Gains and Losses.

          (7)  Prepare quarterly broker security transaction summaries.

     D.   Tax Reporting:

          (1)  Prepare and file on a timely basis appropriate  federal and state tax returns including,  without limitation, Forms 1120/8613, with any necessary schedules.

          (2)  Prepare state income breakdowns where relevant.

          (3)  File Form 1099 for payments to  disinterested  Trustees and other service providers.

          (4)  Monitor wash sale losses.

          (5)  Calculate eligible dividend income for corporate shareholders.

     E.   Eagle Portal System:

          USBFS shall  provide the Trust access to the Eagle Portal  System (the
          "System") in accordance with Sections I and II of Exhibit B.

3.   Compensation

     USBFS shall be  compensated  for  providing  the services set forth in this
     Agreement in accordance with the fee schedule set forth on Exhibit C hereto
     (as amended from time to time).  USBFS shall also be  compensated  for such
     out-of-pocket  expenses  (e.g.,   telecommunication  charges,  postage  and
     delivery charges,  and reproduction  charges) as are reasonably incurred by
     USBFS in performing its duties hereunder. The Trust shall pay all such fees and reimbursable  expenses within 30 calendar days following receipt of the billing  notice,  except  for any fee or  expense  subject  to a good faith dispute.  The Trust shall notify USBFS in writing  within 30 calendar  days following receipt of each invoice if the Trust, or its designated affiliate or agent, is disputing any amounts in good faith.  The Trust shall pay such disputed  amounts  within 10 calendar  days of the day on which the parties agree to the amount to be paid.  With the  exception  of any fee or expense the Trust is disputing in good faith as set forth  above,  unpaid  invoices shall  accrue a  finance  charge  of 1 1/2% per  month  after the due date.
     Notwithstanding  to the contrary,  amounts owed by the Trust to USBFS shall only  be  paid  out of the  assets  and  property  of the  particular  Fund involved.

4.   Representations and Warranties

     A.   The  Trust   hereby   represents   and   warrants   to  USBFS,   which
          representations  and  warranties  shall  be  deemed  to be  continuing throughout the term of this Agreement, that:

          (1)  It  is  duly  organized  and  existing  under  the  laws  of  the jurisdiction of its organization, with full power to carry on its business as now  conducted,  to enter into this  Agreement and to perform its obligations hereunder;

          (2)  This Agreement has been duly  authorized,  executed and delivered by  the  Trust  in  accordance  with  all  requisite  action  and constitutes a valid and legally binding  obligation of the Trust, enforceable in accordance with its terms,  subject to bankruptcy, insolvency, reorganization,  moratorium and other laws of general application  affecting  the rights and remedies of creditors  and secured parties; and

          (3)  It is  conducting  its  business in  compliance  in all  material respects with all applicable laws and regulations, both state and federal,  and has obtained all regulatory  approvals necessary to carry on its  business  as now  conducted;  there is no  statute, rule,  regulation,  order  or  judgment  binding  on  it  and  no provision  of its charter,  bylaws or any contract  binding it or affecting  its property  which would  prohibit  its  execution or performance of this Agreement.

     B.   USBFS   hereby   represents   and   warrants   to  the  Trust,   which
          representations  and  warranties  shall  be  deemed  to be  continuing throughout the term of this Agreement, that:

          (1)  It  is  duly  organized  and  existing  under  the  laws  of  the jurisdiction of its organization, with full power to carry on its business as now  conducted,  to enter into this  Agreement and to perform its obligations hereunder;

          (2)  This Agreement has been duly  authorized,  executed and delivered by USBFS in accordance with all requisite  action and constitutes a valid and legally binding  obligation of USBFS,  enforceable in accordance  with its terms,  subject to  bankruptcy,  insolvency, reorganization,  moratorium and other laws of general application affecting  the rights  and  remedies  of  creditors  and  secured parties; and

          (3)  It is  conducting  its  business in  compliance  in all  material respects with all applicable laws and regulations, both state and federal,  and

               has obtained all regulatory  approvals  necessary to carry on its business as now conducted; there is no statute, rule, regulation, order or judgment  binding on it and no provision of its charter, bylaws or any contract binding it or affecting its property which would prohibit its execution or performance of this Agreement.

     C.   USBFS MAKES NO  WARRANTIES OR  REPRESENTATIONS,  EXPRESSED OR IMPLIED,
          WITH RESPECT TO THE  SUITABILITY  AND ACCURACY OF FUND DATA,  SYSTEMS,
          INDUSTRY INFORMATION AND PROCESSES ACCESSED THROUGH THE SYSTEM.

5.   Standard of Care; Indemnification; Limitation of Liability

     A.   USBFS shall exercise  reasonable care in the performance of its duties under this  Agreement.  USBFS shall not be liable to the Trust for any error of judgment,  any mistake of law or any loss or damage  suffered by it in connection with USBFS' duties under this Agreement, including any loss resulting from (i) any fraudulent,  unauthorized or otherwise improper  use by the Trust of any  identification,  security  codes or systems,  or access  mechanisms  assigned by USBFS in connection  with access to the  System,  (ii)  mechanical  breakdowns,  the  failure of communication  or  power

          supplies or USBFS'  failure or delay in  delivering  the System to the extent  such  breakdown,  failure or delay is beyond  USBFS'  control, except  those  losses or damages  arising out of or relating to USBFS'
          refusal or failure to comply with the terms of this  Agreement or from
          USBFS' bad faith, negligence, or willful misconduct in the performance of its duties under this Agreement.

     B.   Notwithstanding  any other provision of this  Agreement,  if USBFS has exercised  reasonable care in the performance of its duties under this
          Agreement,  the Trust shall indemnify and hold harmless USBFS from and against any and all claims, demands, losses, expenses, and liabilities of any and every nature  (including  reasonable  attorneys' fees) that
          USBFS may  sustain or incur or that may be asserted  against  USBFS by any person  arising out of any action  taken or omitted to be taken by it in performing  the services  hereunder  (i) in accordance  with the foregoing  standards,  or (ii) in  reliance  upon any  written or oral instruction  provided to USBFS by any duly  authorized  officer of the
          Trust,  as approved by the Board of  Trustees,  except for any and all claims, demands,  losses,  expenses, and liabilities arising out of or relating to USBFS' refusal or failure to comply with the terms of this
          Agreement or from its bad faith,  negligence or willful  misconduct in the  performance  of its duties under this  Agreement.  This indemnity shall be a continuing  obligation  of the Trust,  its  successors  and assigns, notwithstanding the termination of this Agreement. As used in this  paragraph,  the term "USBFS"  shall  include  USBFS'  directors, officers and employees.

          USBFS shall indemnify and hold the Trust harmless from and against any and all claims, demands,  losses, expenses, and liabilities of any and every nature (including reasonable attorneys' fees) that the Trust may sustain  or incur or that may be  asserted  against  the  Trust by any person arising out of any action taken or omitted to be taken by USBFS as a result of USBFS'  refusal or failure to comply  with the terms of this  Agreement,  or  from  its  bad  faith,  negligence,  or  willful misconduct in the performance of its duties under this Agreement. This indemnity  shall be a continuing  obligation of USBFS,  its successors and assigns,  notwithstanding  the termination of this  Agreement.  As used in this  paragraph,  the term "Trust"  shall  include the Trust's directors, officers and employees.

          Without  limiting the  generality  of the  foregoing,  USBFS agrees to indemnify the Trust with respect to any and all of the following:  (1)
          failure of USBFS to observe or perform  any duty or  obligation  under any third party  software  license  agreement  or third party  service contract;  (2) any claim by a third  party of  violation  of a duty of confidentiality or other similar duty in respect of information in the possession of USBFS which  information was provided to the Trust;  (3)
          any claims  arising  out of or related to  occurrences  which USBFS is required to insure  against  pursuant

          to this  Agreement  or  applicable  law;  (4) any  claim  of  unlawful harassment or discrimination  resulting from an action of USBFS or its employees, agents or representatives;  (5) any claim or action arising out of or relating to any illness,  other injury or death of a person, or damage to property, attributable to the negligence or misconduct of
          USBFS or its employees, agents or representatives.

          Neither party to this Agreement shall be liable to the other party for consequential, special or punitive damages under any provision of this
          Agreement.

          In the event of a mechanical  breakdown,  failure of  communication or power supplies or its failure or delay in delivering the System due to an event beyond its control,  USBFS shall take all reasonable steps to minimize service  interruptions  for any period that such interruption continues. USBFS will make every reasonable effort to restore any lost or damaged data and correct any errors resulting from such a breakdown at the expense of USBFS.  USBFS  agrees  that it shall,  at all times, have reasonable  contingency  plans with appropriate  parties,  making reasonable  provision for emergency use of electrical  data processing
          equipment  to  the  extent   appropriate   equipment   is   available.
          Representatives  of the Trust  shall be  entitled  to  inspect  USBFS'
          premises  and  operating  capabilities  at  any  time  during  regular business hours of USBFS,  upon reasonable  notice to USBFS.  Moreover,
          USBFS  shall  provide  the  Trust,  at such  times  as the  Trust  may
          reasonably   require,   copies  of  reports  rendered  by  independent
          accountants on the internal  controls and procedures of USBFS relating to the services provided by USBFS under this Agreement.

          Notwithstanding  the above,  USBFS reserves the right to reprocess and correct administrative errors at its own expense. The Trust shall hold harmless USBFS from and against any and all claims,  demands,  losses, expenses and liabilities of any and every nature (including reasonable attorneys' fees) to which the Trust may become subject  (collectively,
          "Liabilities")  arising from or by reason of its use of the equipment, software  or other  related  services  provided  by  vendors to USBFS, except  those  Liabilities  arising  out of or  relating to the USBFS'
          refusal or failure to comply  with the terms of the  Agreement  or the terms of its agreement with the  applicable  vendor or from USBFS' bad faith, negligence,  or willful misconduct in the performance or USBFS'
          duties under the Agreement.

     C.   In order that the indemnification provisions contained in this section shall apply,  it is understood  that if in any case the indemnitor may be asked to indemnify or hold the indemnitee harmless,  the indemnitor shall be fully and promptly  advised of all pertinent facts concerning the  situation  in  question,  and it is further  understood  that the indemnitee  will use all

          reasonable  care to notify  the  indemnitor  promptly  concerning  any situation that presents or appears  likely to present the  probability of a claim for  indemnification.  The indemnitor shall have the option to defend the indemnitee  against any claim that may be the subject of this  indemnification.  In the event that the indemnitor so elects, it will so notify the indemnitee and thereupon the indemnitor  shall take
          over   complete   defense  of  the  claim  with   counsel   reasonably
          satisfactory to indemnitee, and the indemnitee shall in such situation initiate no further  legal or other  expenses  for which it shall seek indemnification  under this section.  The indemnitee  shall in no case confess  any  claim or make any  compromise  in any case in which  the indemnitor  will be asked to indemnify the indemnitee  except with the indemnitor's prior written consent.

     D.   The indemnity and defense provisions set forth in this Section 5 shall
          indefinitely   survive  the  termination  and/or  assignment  of  this
          Agreement.

     E.   If USBFS is acting in another  capacity  for the Trust  pursuant  to a separate agreement, nothing herein shall be deemed to relieve USBFS of any of its obligations in such other capacity.

6.   Duties and Obligations of the Trust

     A.   The Trust  shall  furnish to USBFS the data  necessary  to perform the services  described  herein at such times and in such form as mutually agreed upon by the parties.

     B.   In connection with its use of the System,  the Trust shall comply with the terms of Section III of Exhibit B.

7.   Proprietary and Confidential Information

     USBFS agrees on behalf of itself and its directors, officers, and employees to treat  confidentially  and as proprietary  information of the Trust, all records and other information relative to the Trust and prior,  present, or potential shareholders of the Trust (and clients of said shareholders), and not to use such  records and  information  for any  purpose  other than the performance of its responsibilities and duties hereunder,  except (i) after prior  notification to and approval in writing by the Trust, which approval shall not be unreasonably  withheld and may not be withheld where USBFS may be exposed to civil or criminal contempt proceedings for failure to comply,
     (ii)  when  requested  to  divulge  such  information  by duly  constituted authorities  provided  that the  Custodian  will provide the Trust  written notice of such request to the extent such notice is permitted by applicable law or  regulation,  or (iii) when so requested  by the Trust.  Records and other information which have become known to the public through no wrongful act of  USBFS  or

     any of its employees,  agents or representatives,  and information that was already in the possession of USBFS prior to receipt thereof from the Trust, shall not be subject to this paragraph.

     Further,  USBFS will  adhere to the privacy  policies  adopted by the Trust pursuant to Title V of the Gramm-Leach-Bliley  Act, as may be modified from time to time.  In this  regard,  USBFS  shall  have in place  and  maintain physical,  electronic  and  procedural  safeguards  reasonably  designed to protect the  security,  confidentiality  and  integrity  of, and to prevent unauthorized  access to or use of, records and information  relating to the
     Trust and its shareholders.

8.   Records

     USBFS shall keep records relating to the services to be performed hereunder in the form and manner,  and for such period,  as it may deem advisable and is  agreeable  to the  Trust,  but not  inconsistent  with  the  rules  and regulations of appropriate government authorities,  in particular,  Section
     31 of the 1940 Act and the rules  thereunder.  USBFS  agrees  that all such records  prepared or  maintained  by USBFS  relating to the  services to be performed  by USBFS  hereunder  are the  property  of the Trust and will be
     preserved,   maintained,   and  made  available  in  accordance  with  such
     applicable  sections  and  rules  of the  1940  Act and  will  be  promptly surrendered  to the Trust or its  designee  on and in  accordance  with its request.

     USBFS  and  its  agents  shall  employ  commercially   reasonable  security
     procedures to ensure that unauthorized  third-parties do not have access to the Trust's databases,  files, and other information  provided by the Trust to USBFS  for use  with  the  System,  the  names of end  users or end user transaction  or account data  (collectively,  "Trust  Files").  USBFS shall notify the Trust  promptly  in the event  USBFS  receives a request for the
     Trust Files from a securities regulator with jurisdiction over the Trust.

9.   Compliance with Laws

     The Trust has and retains primary responsibility for all compliance matters relating to the Fund, including but not limited to compliance with the 1940
     Act,  the Code,  the SOX Act,  the USA Patriot Act of 2002 and the policies and  limitations  of the Fund relating to its portfolio  investments as set forth in its  Prospectus  and SAI.  USBFS'  services  hereunder  shall  not relieve the Trust of its  responsibilities  for assuring such compliance or the Board of Trustees' oversight responsibility with respect thereto.

10.  Term of Agreement; Amendment

     This  Agreement  shall become  effective as of the date first written above and will  continue in effect for a period of two (2) years.  Subsequent  to the initial two-year term, this Agreement may be terminated by either party upon giving 90 days prior written notice to the other party or such shorter period as is mutually agreed upon by the parties

     Notwithstanding  the  foregoing,  this  Agreement  may be terminated by any party  upon the  breach of the  other  party of any  material  term of this
     Agreement  if such  breach  is not  cured  within 15 days of notice of such breach to the breaching party

     This  Agreement  may not be amended  or  modified  in any manner  except by written  agreement  executed  by USBFS and the  Trust,  and  authorized  or approved by the Board of Trustees.

11.  Duties in the Event of Termination

     In the event that, in connection  with  termination,  a successor to any of
     USBFS' duties or  responsibilities  hereunder is designated by the Trust by written notice to USBFS, USBFS will promptly,  upon such termination and at the expense of the Trust,  transfer to such  successor all relevant  books, records, correspondence,  and other data established or maintained by USBFS under this Agreement in a form reasonably  acceptable to the Trust (if such form  differs  from the form in which USBFS has  maintained  the same,  the
     Trust shall pay any expenses  associated with transferring the data to such
     form),   and  will   cooperate   in  the   transfer   of  such  duties  and
     responsibilities,  including provision for assistance from USBFS' personnel in the establishment of books,  records,  and other data by such successor.
     If no such successor is designated, then such books, records and other data shall be returned to the Trust.

     In the event of termination of the Agreement,  the Trust shall  immediately end  its  access  to  the  System  and  return  all  codes,  system  access mechanisms,  programs,  manuals and other written information to USBFS, and shall  destroy  or erase all such  information  on any  diskettes  or other storage medium,  unless such access continues to be permitted pursuant to a separate agreement between the Trust and USBFS that is in effect.

     In the event that USBFS  terminates this agreement by written notice to the
     Trust,  USBFS  will  promptly,  upon such  termination  and at the  expense mutually  agreed upon by the parties,  transfer to the  successor(s) to the
     duties   assigned  to  USBFS   herein,   all   relevant   books,   records,
     correspondence,  and other data  established  or  maintained by USBFS under this  Agreement  in a form  reasonably  acceptable  to the  Trust  and will cooperate  in the transfer of such duties and  responsibilities,  including provision for  assistance  from USBFS'  personnel in the  establishment  of books, records, and other data by such successor.

12.  Assignment

     This  Agreement  shall extend to and be binding upon the parties hereto and their  respective  successors  and assigns;  provided,  however,  that this
     Agreement  shall not be assignable by the Trust without the written consent of USBFS, or by USBFS without the written consent of the Trust  accompanied by the authorization or approval of the Trust's Board of Trustees.

13.  Governing Law

     This Agreement  shall be construed in accordance with the laws of the State of Wisconsin,  without regard to conflicts of law principles. To the extent that  the  applicable  laws  of  the  State  of  Wisconsin,  or  any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control, and nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or order of the SEC thereunder.

14.  No Agency Relationship

     Nothing  herein  contained  shall be deemed to authorize or empower  either party to act as agent for the other party to this Agreement,  or to conduct business  in the  name,  or for the  account,  of the  other  party to this
     Agreement.

15.  Services Not Exclusive

     Nothing in this  Agreement  shall  limit or restrict  USBFS from  providing services to other  parties  that are similar or identical to some or all of the services provided hereunder.

16.  Invalidity

     Any  provision  of this  Agreement  which may be  determined  by  competent authority to be prohibited or unenforceable  in any jurisdiction  shall, as to such  jurisdiction,  be ineffective to the extent of such prohibition or unenforceability  without invalidating the remaining provisions hereof, and any such  prohibition or  unenforceability  in any  jurisdiction  shall not
     invalidate   or  render   unenforceable   such   provision   in  any  other
     jurisdiction.  In such case,  the  parties  shall in good  faith  modify or substitute  such  provision  consistent  with the  original  intent  of the parties.

17.  Legal-Related Services

     Nothing  in this  Agreement  shall  be  deemed  to  appoint  USBFS  and its
     officers,   directors   and   employees   as  the  Fund   attorneys,   form
     attorney-client relationships or require the provision of legal advice. The
     Fund acknowledges that in-house USBFS attorneys exclusively represent USBFS and rely on outside  counsel  retained  by the Fund to review all  services provided by in-house USBFS attorneys and to provide independent judgment on the Fund's behalf.  Because no attorney-

     client  relationship  exists between in-house USBFS attorneys and the Fund, any  information  provided to USBFS attorneys may not be privileged and may be subject to  compulsory  disclosure  under certain  circumstances.  USBFS represents  that  it  will  maintain  the  confidentiality  of  information disclosed to its in-house attorneys on a best efforts basis.

18.  Notices

     Any notice  required or  permitted to be given by either party to the other shall be in  writing  and shall be  deemed  to have been  given on the date delivered  personally  or by courier  service,  or three days after sent by registered or certified mail, postage prepaid, return receipt requested, or on the date sent and confirmed  received by facsimile  transmission  to the other party's address set forth below:

     Notice to USBFS shall be sent to:

              U.S. Bancorp Fund Services, LLC
              615 East Michigan Street
              Milwaukee, WI 53202
              Fax: 414-905-7991

     Notice to the Trust shall be sent to:

              Genworth Variable Insurance Trust
              c/o Genworth Financial Wealth Management, Inc.
              2300 Contra Costa Boulevard, Suite 600
              Pleasant Hill, CA 94523
              Fax: (925) 521-1050

19.  Multiple Originals

     This Agreement may be executed on two or more  counterparts,  each of which when so executed shall be deemed to be an original,  but such  counterparts shall together constitute but one and the same instrument.

20.  Proprietary Rights

     A.   The Trust  acknowledges  and agrees  that by virtue of  accessing  the
          System,  it shall not obtain any rights in or to any of the  software, templates,  screen and file formats, interface protocols,  formats and
          development  tools  and  instructions,   hardware,   processes,  trade
          secrets, instruction manuals, enrollment authorization, authentication and other business processes,  proprietary information or distribution and communication networks used to allow access to the System owned by or licensed to USBFS.  Any  interface  and other  software or programs provided to the Trust in order to provide  connectivity  to the System shall be used by the  Trust  only for the  period  during  which  this
          Agreement is in effect and only in  accordance  with the terms of this
          Agreement,  and shall not be used by the Trust to

          provide  connectivity to or through any other system or person without
          USBFS' prior written approval.  The Trust shall not copy, decompile or reverse  engineer  any  software  or  programs  provided  to the Trust hereunder.  The Trust also  agrees not to take any action  which would
          mask,  delete  or  otherwise  alter  any  on-screen   disclaimers  and
          copyright, trademark and service mark notifications, or any "point and click"  features  relating to  acknowledgment  and  acceptance of such disclaimers and notifications.

     B.   The Trust  agrees  that  USBFS,  without  prejudice  to any  rights to judicial relief it may have, shall be entitled to see equitable relief including  injunction,  in the  event of a breach by the Trust of this
          Section  20 and that the Trust will not resist  such  application  for relief on the basis that USBFS has an adequate remedy at law.

     C.   Each party  acknowledges and agrees that it obtains no rights in or to
          any  of  the  software,   hardware,   processes,  trade  secrets,  and
          proprietary  information or distribution and communication networks of the other  hereunder.  Except in the normal  course of business and in conformity  with  Federal  copyright  law or with  the  other  party's consent,  neither party nor any of its affiliates shall disclose, use, copy,  decompile or reverse  engineer  any software or other  programs provided to such party by the other in connection herewith.

     D.   Notwithstanding  any other  provision  of the  Agreement,  each  party hereto agrees that it shall not knowingly  insert into any  interface,
          other  software,   or  other  program  provided  by  the  other  party
          hereunder, any "back door," "time bomb," "Trojan Horse," "worm," "drop dead device,"  "virus" or other computer  software code or routines or
          hardware  components  designed  to  disable,   damage  or  impair  the
          operation  of the  System,  program or  operation  hereunder.  For its failure to comply with the foregoing,  the  non-complying  party shall immediately replace all copies of the affected work product, System or software.  All costs  incurred  with  replacement  including,  but not limited  to, cost of media,  shipping,  deliveries  and  installation, shall be borne by such non-complying party.

21.  Insurance

     USBFS,  through its  corporate  affiliate,  shall  maintain a fidelity bond covering  larceny and  embezzlement and an insurance policy with respect to directors and officers errors and omissions  coverage,  in amounts that are appropriate in light of its duties and responsibilities hereunder. Upon the request of the Trust,  USBFS shall  provide  evidence  that  coverage is in place.  USBFS shall notify the Trust  should its  insurance  coverage  with respect to  professional  liability  or errors and  omissions  coverage  be
     reduced  or  canceled.   Such  notification   shall  include  the  date  of
     cancellation or reduction and the reasons therefore. USBFS shall notify the
     Trust  promptly of any material  claims against it with respect to services performed  under  this  Agreement,  whether  or not they may be  covered by insurance, and shall notify the Trust promptly should the total outstanding claims made by USBFS under its insurance  coverage  materially  impair,  or threaten to materially impair, the adequacy of its coverage.

22.  Trust Limitations

     This  Agreement  is executed by the Trust with respect to each of the Funds and the  obligations  hereunder  are not  binding  on any of the  trustees, officers or  shareholders  of the Trust  individually  but are binding only upon the Fund to which such obligations pertain and the assets and property of such Fund. All obligations of the Trust under this Agreement shall apply only on a  Fund-by-Fund  basis,  and the  assets  of one Fund  shall not be liable for the obligations of another Fund.

     IN WITNESS  WHEREOF,  the parties  hereto have caused this  Agreement to be executed by a duly authorized officer on one or more counterparts as of the date first above written.

Genworth Variable Insurance Trust           U.S. Bancorp Fund Services, LLC
By:__________________________               By:______________________________

Name:________________________               Name:____________________________

Title:_______________________               Title:___________________________

                                    Exhibit A
                                     to the
                     Fund Administration Servicing Agreement

                                   Fund Names

              Separate Series of Genworth Variable Insurance Trust

Name of Series                                                        Date Added

Genworth Calamos Growth Fund                                   ___________, 2008
Genworth Columbia Mid Cap Value Fund                           ___________, 2008
Genworth Davis NY Venture Fund                                 ___________, 2008
Genworth Eaton Vance Large Cap Value Fund                      ___________, 2008
Genworth Legg Mason Partners Aggressive Growth Fund            ___________, 2008
Genworth PIMCO StocksPLUS Fund                                 ___________, 2008
Genworth Putnam International Capital Opportunities Fund       ___________, 2008
Genworth Thornburg International Value Fund                    ___________, 2008
Genworth Western Asset Management Core Plus Fixed Income Fund  ___________, 2008

                                    Exhibit B
                                     to the
                     Fund Administration Servicing Agreement

I.   Eagle Portal System (a.k.a. the "System",  "Advisor  Information Source" or
     "AIS")

     The Eagle  Portal is a web-based  report  delivery  system  that  generates holdings,  position,  and tax reports.  Data from IDC, CPORT, S&P, and GICs populate the data warehouse  from which reports are generated.  Reports can be customer run or scheduled for automatic delivery to a portal inbox. This is an internal  software  application  which is maintained and monitored by internal staff.

II.  Duties and Responsibilities of USBFS in connection with the System:

     USBFS shall:

     A.   Provide access to the System 24 hours a day, 7 days a week, subject to scheduled maintenance and events outside of USBFS' reasonable control.
          Unless an emergency is encountered,  no routine maintenance will occur during the hours of 8:00 a.m to 3:00 p.m. Central Time.

     B.   Supply necessary software to access the System, if necessary.

     C.   Provide training and  connectivity  support as outlined in the pricing model agreed upon by the parties.

     D.   Maintain and support the System,  which shall include  providing error corrections, minor enhancements and interim upgrades to the System and providing  help desk  support to  provide  assistance  to the  Trust's employees  and agents  with their use of the System.  Maintenance  and support, as used herein, shall not include (i) access to or use of any substantial added functionality, new interfaces, new architecture, new platforms,  new  versions or major  development  efforts,  unless made generally available by USBFS to System customers, as determined solely by USBFS or (ii)  maintenance  of customized  features.  To the extent possible, USBFS shall notify the Trust of all planned outages and will perform any necessary maintenance during non-business hours.

     E.   Provide  monthly  invoices  of fees as stated in the fee  schedule  in
          Exhibit C.

     F.   Establish  systems to guide  assist  and permit End Users (as  defined below)  who  access  the  System  from  the  Trust's  web  site(s)  to electronically  perform inquiries and create and transmit  transaction requests to USBFS.

     G.   Address and mail, at the Trust's expense, notification and promotional
          mailings   and  other   communications   provided   by  the  Trust  to
          shareholders regarding the availability of the System.

     H.   Issue to each shareholder, financial adviser or other person or entity who  desires  to  make  inquiries  concerning  the  Trust  or  perform transactions  in  accounts  with the Trust  using the System (the "End
          User") a unique  user ID and  password  for  authentication  purposes, which  may  be  changed  upon  an End  User's  reasonable  request  in accordance  with  policies  to be  determined  by USBFS and the Trust.
          USBFS will require the End User to use his/her user ID and password in order to access the System.

     I.   Utilize encryption and secure transport  protocols intended to prevent
          fraud  and   ensure   confidentiality   of  End  User   accounts   and
          transactions.  In no event  shall USBFS use  encryption  weaker than a
          40-bit RC4  Stream.  USBFS  will take  reasonable  actions,  including periodic scans of Internet  interfaces and the System,  to protect the
          Internet  web site that  provides  the  System  and  related  network, against viruses, worms and other data corruption or disabling devices, and  unauthorized,  fraudulent  or illegal  use, by using  appropriate virus  detection and  destructive  software and by adopting such other security procedures as may be necessary.

     J.   Establish  and provide to the Trust written  procedures,  which may be amended  from time to time by USBFS  with the  written  consent of the
          Trust,   regarding  End  User  access  to  the  System.  Such  written
          procedures  shall  establish   security   standards  for  the  System,
          including, without limitation:

               (1)  Encryption/secure transport protocols.

               (2)  End  User  lockout  standards  (e.g.,  lockout  after  three unsuccessful attempts to gain access to the System).

               (3)  User ID and password issuance and reissuance standards.

               (4)  Access  standards,  including  limits on access to End Users whose accounts are coded for privilege.

               (5)  Automatic logoff standards (e.g., if the session is inactive for longer than 15 minutes).

     K.   Ensure that the HTTPS Server is accessible via the Internet.

III. Duties and Responsibilities of the Trust in connection with the System:

     The Trust shall:

     A.   Provide  and  maintain,  at its  own  expense,  one or  more  personal computers  for  accessing  the  System  that will  accommodate  and be compatible with the software provided by USBFS.

     B.   Follow any and all procedures necessary to access the System as may be set forth in any user guide or instruction  manual  provided and which may be amended or supplemented from time to time.

     C.   Provide  for the  security of all codes and system  access  mechanisms relating to the System and implement such security  procedures  and/or devices to ensure the  integrity  of the System  when  accessed by the
          Trust from its principal place of business.

     D.   Acknowledge  that all  programs,  software,  manuals and other written information relating to the System shall remain the exclusive property of USBFS at all times.

     E.   Acknowledge that it is responsible for determining the suitability and accuracy of the information obtained through its access to the System.
          The Trust assumes exclusive responsibility for the consequences of any instructions it may give to USBFS or the Trust's or End Users' failure to properly access the System in the manner  prescribed by USBFS,  and for the Trust's failure to supply accurate information to USBFS.

     G.   Promptly  notify  USBFS of any  problems  or errors with the System of which the Trust becomes aware or any changes in policies or procedures of the Trust requiring changes to the System.

     H.   Comply,  and  instruct  End  Users  to  comply,  with all the End User enrollment and authorization procedures.

     I.   Obtain and pay for connectivity to the HTTPS Server.

     J.   Have the proper  equipment  and software to enable End Users to access the  HTTPS  Server  and  download  the files and  obtain  all  related maintenance, including support in the event of download problems.

                                    Exhibit C
                                     to the
                     Fund Administration Servicing Agreement

                                 TO BE INSERTED